   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2000
                                                REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  VIATEL, INC.

             (Exact Name of Registrant as Specified in Its charter)

                          DELAWARE                                                     13-3787366
       (State or Other Jurisdiction of Incorporation                    (I.R.S. Employer Identification Number)
                      or Organization)

                                685 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 350-9200

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                         ------------------------------

                          JAMES P. PRENETTA, JR., ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  VIATEL, INC.
                                685 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 350-9200

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                             PATRICIA M. LEE, ESQ.
                            KELLEY DRYE & WARREN LLP
                                101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 808-7800
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                    PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                        AMOUNT TO BE      AGGREGATE OFFERING        AMOUNT OF
                SECURITIES TO BE REGISTERED                       REGISTERED           PRICE(1)(2)       REGISTRATION FEE
Common Stock, $0.01 par value...............................
Preferred Stock, $0.01 par value(3).........................
Warrants(4).................................................
Units(5)....................................................
      Total.................................................                          $250,000,000            $66,000

(1) Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this Registration Statement exceed $250,000,000.

(2) The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act.

(3) There are being registered hereby such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices.

(4) There are being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued separately or jointly with any combination of Common Stock or Preferred Stock.

(5) There are being registered hereby such indeterminate number of Units as may from time to time be issued at indetermine prices. Units may consist of any combination of Common Stocks, Preferred Stock or Warrants.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2000

PRELIMINARY PROSPECTUS

                                     [LOGO]

                                  $250,000,000
                         COMMON STOCK, PREFERRED STOCK,
                                WARRANTS, UNITS

    Pursuant to a "shelf" registration statement of which this prospectus is a part, we may offer:

    - shares of common stock;

    - shares of preferred stock;

    - warrants to purchase shares of our common stock; and

    - units consisting of two or more securities listed above.

Pursuant to this process, we may sell securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale.

    This prospectus will describe the general terms of the securities being offered and the general manner in which we will offer such securities. Each time we sell securities, we will provide a prospectus supplement that will contain the specific terms of the securities offered and describe the specific manner in which we will offer the securities.

    The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" carefully before you invest.

    Our common stock is listed on the Nasdaq National Market under the ticket symbol "VYTL".

                            ------------------------

    YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF GENERAL RISKS THAT SHOULD BE CONSIDERED BEFORE INVESTING IN ANY OF OUR SECURITIES. YOU SHOULD ALSO READ THE SECTION ENTITLED "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT THAT WE WILL FILE WHEN OFFERING ANY OF OUR SECURITIES FOR A DISCUSSION OF PARTICULAR RISKS RELATED TO THOSE SECURITIES BEING OFFERED.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is          , 2000.

                               TABLE OF CONTENTS

About this Prospectus.......................................    1
Where You Can Find More Information.........................    1
Presentation of Financial Information.......................    2
Incorporation of Certain Documents by Reference.............    2
Special Note Regarding Forward-looking Statements...........    4
The Company.................................................    5
Risk Factors................................................    7
Ratio of Combined Fixed Charges and Preferred Stock             7
  Dividends to Earnings.....................................
Use of Proceeds.............................................    7
Description of Capital Stock................................    8
Description of Warrants.....................................   18
Description of Units........................................   18
Plan of Distribution........................................   19
Legal Matters...............................................   20
Experts.....................................................   20

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings resulting in gross proceeds to us of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If any statement that we make in the prospectus supplement is inconsistent with statements made in this prospectus, you should rely on the statements made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" below.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is listed on the Nasdaq National Market under the ticker symbol "VYTL". Information about us is also available through The Nasdaq Stock Market at http://www.nasdaq.com.

    This prospectus is part of a registration statement we filed with the SEC. This prospectus omits certain information contained in the registration statement in accordance with SEC rules and regulations.

                     PRESENTATION OF FINANCIAL INFORMATION

    We report our financial statements in U.S. dollars and prepare our financial statements in accordance with generally accepted accounting principles in the United States. We have a fiscal year end of December 31.

    In this prospectus, except where otherwise indicated, references to (i) "$" or "U.S. dollars" are to the lawful currency of the United States and
(ii) "[EURO]" or "euro" are to the single currency implemented at the start of the third stage of European economic and monetary union on January 1, 1999, pursuant to the treaty establishing the European Economic Community, as amended by the treaty on European Union, signed at Maastricht on February 7, 1992.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

    The SEC allows us to incorporate by reference much of the information we file with them. This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below:

    - Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the SEC on April 14, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, as filed with the SEC on November 14, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as filed with the SEC on August 14, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, as filed with the SEC on May 15, 2000;

    - Current Reports on Form 8-K, as filed with the SEC on December 17, 1999 and on February 16, March 14, March 30, April 3, April 7, October 5, October 25 and November 8, 2000;

    - Amendment to the Current Report on Form 8-K, as filed with the SEC on May 12, 2000, which contains the audited financial statements of New Comms.UK, the United Kingdom subsidiary of AT&T Corp. that we acquired on February 29, 2000;

    - the description of our common stock, par value $.01, contained in our registration statement on Form 8-A (Registration No. 000-21261), filed with the SEC on August 27, 1996, under Section 12 of the Securities Exchange Act of 1934; and

    - all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of securities.

    We are also incorporating certain information regarding Destia Communications, Inc., or Destia, into this prospectus by reference. This means that we can disclose information to you about Destia's historical operations by referring you to a document Destia filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included in a subsequently filed document or directly in this document. YOU SHOULD NOTE THAT THESE INCORPORATED DOCUMENTS REFLECT DESTIA'S OPERATIONS PRIOR TO ITS ACQUISITION BY US.

    This prospectus incorporates by reference the documents, or sections thereof, listed below that have been previously filed with the SEC and that are not included in this document:

    - the audited financial statements contained in Destia's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC on March 31, 1999; and

    - the unaudited financial statements contained in Destia's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as filed by Destia with the SEC on November 15, 1999; Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as filed by Destia with the SEC on August 13, 1999; and Quarterly Report on Form 10-Q for the Quarter ended March 31, 1999, as filed by Destia with the SEC on May 17, 1999.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

               Viatel, Inc.
               685 Third Avenue
               New York, New York 10017
               Attention: Glenn K. Davidson, Senior Vice President Corporate Communications and External Affairs
               (212) 350-9200.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus, any applicable prospectus supplement and the documents that we incorporate by reference, may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. The factors listed in the section captioned "Risk Factors", as well as any cautionary language in this prospectus, any applicable prospectus supplement or the documents that we incorporate by reference, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you decide to purchase any securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus, any prospectus supplement or the documents that we incorporate by reference, could have a material adverse effect on our business, financial condition and results of operations and, if applicable, on our ability to make payments on the securities covered by this prospectus.

                                  THE COMPANY

    We are the "ALL DISTANCE. ALL SERVICES.(TM)" provider of integrated telecommunications services to individuals, corporations, Internet service providers, applications service providers and other carriers in Europe and North America. We operate one of Europe's largest cross-border networks and hold full public telecommunications operator licenses in nine Western European countries, Canada and the United States and interconnection agreements with the incumbent telecommunications provider in each of these countries.

    Historically, our revenues have been derived primarily from the provision of long distance telecommunications services in Europe and more recently in North America. Our customer base has consisted primarily of small- and medium-sized businesses, other telecommunications, data and Internet service providers and residential customers. On February 29, 2000, we acquired AT&T's United Kingdom subsidiary, New Comms.UK, a provider of voice and data solutions to primarily enterprise level customers. As a result of this acquisition and other initiatives, we expect that a significant portion of our revenues in future periods will be derived from the provision of data and voice services to larger enterprise customers.

    Our principal asset is our high-capacity fiber optic network. To date, our network consists of 8,700 route kilometers of long-haul fiber linking cities in the United Kingdom, The Netherlands, Belgium, France and Germany. Our network is expected to reach over 10,400 route kilometers in Europe by the end of 2000, and is connected to Viatel's trans-Atlantic cable capacity and U.S. fiber assets. The network has been designed to allow customers to seamlessly exchange voice, data and video content between North America and Europe, and within Europe. Our technologically advanced pan-European network employs fully protected self-healing ring architecture and synchronous digital hierarchy systems to provide high reliability and redundancy.

    Our network currently links over 40 cities in Europe and upon its completion will connect Chicago and New York with 57 cities in Belgium, France, Germany, The Netherlands, Switzerland and the United Kingdom. Recently, we acquired managed capacity effectively extending our pan-European network to four additional cities in Scandinavia. Furthermore, we own fiber in the eastern United States linking our European and trans-Atlantic network from New York to Washington, D.C., Boston and Chicago. Our European network operates at a speed of 10 gigabits per second but is scalable to at least 65 terabits per second to support Europe's growing demand for bandwidth intensive data services.

    Earlier this year, we announced our entry into the competitive local exchange carrier, or CLEC, business. Through a combination of self-constructed assets and fiber exchanges, we will be deploying 22,000 fiber kilometers of metropolitan fiber in London, Amsterdam, Paris, Berlin, Frankfurt and Dusseldorf as well as in the New York metropolitan area. We will soon be able to link our pan-European, North American and trans-Atlantic broadband networks with our high-speed local fiber networks to offer customers a wide array of local and long-distance voice and data services over a single seamless, multinational integrated network.

    Our goal is to provide integrated end-to-end solutions to our customers' voice and data communications needs over our own network. We plan to deliver these solutions primarily through networks that we have built, are in the process of building or will build or acquire through fiber exchanges. Key elements of our strategy to achieve this goal are:

    - CREATE AN INTEGRATED, CONTINUOUSLY UPGRADEABLE PAN-EUROPEAN NETWORK WITH LONG-HAUL AND LOCAL ACCESS CAPABILITY,

    - INCREASE CUSTOMER "LAST MILE" CONNECTIONS USING MULTIPLE ACCESS TECHNOLOGIES INCLUDING DIGITAL SUBSCRIBER LINE, OR DSL, SERVICE,

    - CONFIGURE OUR NETWORK FOR THE PROVISION OF SERVICES OVER INTERNET
      PROTOCOL,

    - INTRODUCE ADDITIONAL INTERNET SERVICES, AND

    - BUILD ON OUR CUSTOMER BASE, EMPLOYEE BASE AND SYSTEMS TO SUCCEED IN THE DATA SERVICES MARKETS.

                            ------------------------

    Our principal executive offices are located at 685 Third Avenue, New York, New York 10017 and our telephone number is (212) 350-9200.

                                  RISK FACTORS

    The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of risks applicable to an investment in our company and to the particular types of securities that we are offering under that supplement. Prior to making a decision about investing in our securities, you should carefully consider the general factors discussed under the caption "Risk Factors" which we incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the SEC on April 14, 2000, and the specific factors discussed under the caption "Risk Factors" in any documents incorporated by reference herein. Each of the "Risk Factors" sections should be read together with all of the other information contained in this prospectus, the prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus is a part.

                      RATIO OF COMBINED FIXED CHARGES AND
                   PREFERRED SECURITIES DIVIDENDS TO EARNINGS

    The following table sets forth our consolidated ratio of combined fixed charges and preferred securities dividends to earnings.

                                                                                                       FOR THE NINE MONTHS
                                             FOR THE YEARS ENDED DECEMBER 31,                          ENDED SEPTEMBER 30,
                            ------------------------------------------------------------------   --------------------------------
                                                                                     PRO FORMA                          PRO FORMA
                              1995       1996       1997       1998        1999        1999        1999       2000        2000
                            --------   --------   --------   ---------   ---------   ---------   --------   ---------   ---------
Consolidated Ratio of
  Combined Fixed Charges
  and Preferred Securities
  Dividends to Earnings...     (0.50)     (0.42)     (0.43)      (1.82)      (1.92)     (5.02)      (3.32)      (0.84)      (0.95)

    On a pro forma basis, taking into consideration the trust preferred securities and the euro notes sold in April 2000, the consolidated ratio of combined fixed charges and preferred stock dividends to earnings for the year ended December 31, 1999, and the nine months ended September 30, 2000, were (5.02) and (0.95), respectively.

    For purposes of calculating this ratio, "earnings" consist of net loss plus fixed charges, less dividends on preferred securities and extraordinary items, less capitalized interest expense. "Fixed charges" consist of interest on indebtedness, dividends on preferred securities and one-third of rent expense. As of the date of this prospectus, our outstanding preferred securities consist of 162,500 shares of Series B-1 preferred stock, 162,500 shares of Series B-2 preferred stock and 3,600,000 shares of 7 3/4% trust convertible preferred securities of Viatel Financing Trust I, our wholly owned subsidiary.

                                USE OF PROCEEDS

    Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes. We may, for example, further develop and enhance our network, make selective acquisitions and investments or use the net proceeds for working capital. We intend to invest these proceeds in short-term, interest-bearing, high quality instruments until we use them in our business.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The following description of our capital stock is based upon our certificate of incorporation, the certificates of designation relating to our Series A preferred stock, Series B preferred stock and Series C preferred stock, our by-laws and applicable provisions of law. The following description is qualified in its entirety by references to such certificate of incorporation, certificates of designation and by-laws, which have been filed by us with the SEC.

    Certain provisions of our certificate of incorporation, certificates of designation and by-laws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for shares held.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    Our authorized capital stock currently consists of 300 million shares of common stock and two million shares of preferred stock. Of the 300 million authorized shares of our common stock, 50,494,793 were issued and outstanding at November 9, 2000. Of the two million shares of preferred stock authorized, 1,000 shares are designated as Series A junior participating preferred stock, 325,000 shares are designated as Series B-1 preferred stock, 325,000 shares are designated as Series B-2 preferred stock and 162,500 shares are designated as Series C preferred stock. Of the designated shares of preferred stock, 162,500 shares of Series B-1 preferred stock and 162,500 shares of B-2 preferred stock are currently issued and outstanding.

COMMON STOCK

    The holders of our common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. This means that the holders of more than 50.0% of our common stock voting for the election of directors can elect all of the directors to be elected by the common stockholders if they choose to do so; if this event occurs, the holders of the remaining shares of our common stock will not be able to elect any person to our board of directors. Subject to the rights of the holders of shares of our preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be from time to time declared by our board of directors out of funds legally available for this purpose. Holders of our common stock are not entitled to any preemptive, conversion, redemption, subscription or similar rights. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock are entitled to share proportionately in any assets which remain after we have paid all of our debts and other liabilities and reserved any amounts due to holders of our outstanding preferred stock.

PREFERRED STOCK

    Under our certificate of incorporation, the board of directors has the authority to create one or more series of preferred stock and to fix or alter the specific rights of each series including:

    - dividend rights,

    - dividend rates,

    - conversion rights,

    - voting rights,

    - terms of redemption,

    - redemption prices,

    - liquidation preferences, and

    - the number of shares of each series.

    The authorized shares of preferred stock, as well as authorized but unissued shares of common stock, are available for issuance without further action by our stockholders, except to the extent stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may then be listed or quoted, or as required by our certificate of incorporation or by-laws.

    Our Series B-1 preferred stock, Series B-2 preferred stock and Series C preferred stock have the following terms:

SERIES B-1 PREFERRED STOCK

    RANK. The shares of Series B-1 preferred stock rank, with respect to dividend rights and rights on liquidation, winding up and dissolution:

    - senior to all shares of our common stock (whether issued in one or more classes), the Series A junior participating preferred stock, and to each other class of our capital stock or series of preferred stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of the Series B-1 preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution,

    - on a parity with additional shares of Series B-1 preferred stock issued by us and each other class of our capital stock or of our series of preferred stock, the terms of which expressly provide that such class or series will rank on a parity with the shares of Series B-1 preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution, if we, in issuing the shares, comply with applicable provisions in the certificate of designation, and

    - junior to each class of our capital stock or series of preferred stock, the terms of which expressly provide that such class or series will rank senior to the shares of Series B-1 preferred stock as to dividend rights and rights upon liquidation, winding-up and dissolution, if we, in issuing the shares, comply with applicable provisions in the certificate of designation.

    DIVIDENDS. The holders of shares of Series B-1 preferred stock are entitled to receive with respect to each share of Series B-1 preferred stock, out of funds legally available for the payment of dividends, dividends at a rate per annum of 7.50% of the then-effective liquidation preference. Such dividends are cumulative from their date of issuance and are payable quarterly in arrears. We are required to make any dividend payments with respect to any period after May 31, 2005 in cash. Any dividends not paid in cash on a current basis on the applicable dividend payment date with respect to all periods after May 31, 2005, and all dividends with respect to the periods prior to May 31, 2005, shall not be paid in cash but, rather, shall constitute accumulated dividends. Accumulated dividends shall be added to the liquidation preference. Dividends may not be paid by delivery of shares of Series B-1 preferred stock.

    CONVERSION. The holders of shares of Series B-1 preferred stock have the right, generally, at any time, to convert any or all of their shares of Series B-1 preferred stock into a number of fully paid and nonassessable shares of our common stock and with respect to certain holders into Series B-2 preferred stock (calculated as to each conversion to the nearest 1/100 of a share) equal to the then effective liquidation preference thereof plus accrued and unpaid dividends to the date of conversion divided by the conversion price in effect at the time of conversion divided by 100. The initial conversion price is $46.25 per share.

    REDEMPTION. The shares of Series B-1 preferred stock may be redeemed at any time commencing on or after March 9, 2005 (or earlier, if a change of control (as defined in the certificate of designation) shall have occurred, but only as to shares of Series B-1 preferred stock with respect to which a remarketing option has been elected), in whole or from time to time in part, at our election, at a redemption price payable in cash equal to 100% (or, under certain conditions described below relating to a change of control, 100%) of the then-effective liquidation preference (after giving effect to the special payment, if applicable) plus accrued and unpaid dividends from the last dividend payment date to the date fixed for redemption. Shares of Series B-1 preferred stock (if not earlier redeemed or converted) shall be mandatorily redeemed by us on February 28, 2015, at a redemption price per share in cash equal to the then effective liquidation preference, plus accrued and unpaid dividends thereon from the last dividend payment date to the date of mandatory redemption.

    CHANGE OF CONTROL. Upon occurrence of a change of control, the holders of Series B-1 preferred stock shall have the right to:

    - continue to hold their shares or securities issued in respect of their shares of Series B-1 preferred stock in connection with such change of control and in compliance with the terms of the certificate of designation,

    - convert their shares of Series B-1 preferred stock (including shares received as a special payment (defined below)) and, if the change of control occurs prior to March 9, 2005, receive the special payment on such shares or

    - elect to have their shares of Series B-1 preferred stock remarketed as described below.

    If the conversion option described above is selected with respect to a share of Series B-1 preferred stock, the holder of such share shall be deemed to have elected to convert such share in accordance with the provisions of the certificate of designation and, if the change of control occurs prior to March 9, 2005, we shall issue, and the holder shall be entitled to receive, in respect of such share selected for the conversion option, a number of shares of Series B-1 preferred stock determined pursuant to a formula set forth in the certificate of designation, referred to as the special payment. Any shares of Series B-1 preferred stock received as a special payment may then be converted by the holder thereof as provided in the certificate of designation.

    If the remarketing option described above is selected with respect to a share of Series B-1 preferred stock, such holder shall be deemed to have elected to waive such holder's right to convert such share during the remarketing period and we shall thereafter have the option to either (a) have such share redeemed in accordance with the provisions for optional redemption contained in the certificate of designation, except that the redemption price shall be no less than an amount in cash equal to 100% of the liquidation preference (including any special payment, if applicable) of such share plus accrued and unpaid dividends from the last dividend payment date to the redemption date, or
(b) remarket such share for the account of such holder and, if the net proceeds to such holder of such remarketing are less than an amount in cash equal to 100% of the liquidation preference (including any special payment, if applicable) of such share plus accrued and unpaid dividends thereon from the last dividend payment date to the date payment is received by such holder in respect of such share, we shall issue to, and sell for the account of, such holder a sufficient number of shares of common stock to make up such shortfall. If we do not, within 180 days after the date of our giving written notice of our election of (a) or
(b) above, settle the claim with the holder pursuant to (a) or (b) above, then the holder shall have the option, for a period of 10 business days, of electing the conversion option described above.

    VOTING RIGHTS. The holders of the shares of Series B-1 preferred stock shall not be entitled to any voting rights except as set forth in the certificate of designation or as otherwise provided by law. The holders of Series B-1 preferred stock are entitled to vote on all matters that the holders of our common stock are entitled to vote upon. In addition, the approval of the holders of at least a majority of the then outstanding shares of Series B-1 preferred stock, voting or consenting, as one class, will be required for us to:

    - amend our certificate of incorporation, the certificate of designation of the Series B-1 preferred stock or our by-laws so as to (i) affect adversely the rights, preferences, privileges or voting rights of holders of the Series B preferred stock, or (ii) increase or decrease the number of shares of Series B preferred stock;

    - consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation, except as otherwise provided in the certificate of designation;

    - enter into, or permit any of our subsidiaries to enter into, an agreement that would impose material restrictions on our ability to honor the exercise of any right of holders of Series B preferred stock;

    - authorize or create, modify the terms of, or increase or decrease the authorized amount of any senior shares or parity shares;

    - issue any shares of Series B preferred stock other than (i) pursuant to the terms of the purchase agreement under which the shares were issued or
      (ii) shares of the Series B-1 preferred stock upon conversion of the Series B-2 preferred stock and vice versa; or

    - after March 9, 2005, commence or effect any tender or exchange offer made by us or any of our subsidiaries for all or any portion of our common stock.

SERIES B-2 PREFERRED STOCK

    RANK. The shares of Series B-2 preferred stock rank, with respect to dividend rights and rights on liquidation, winding up and dissolution:

    - senior to all shares of our common stock (whether issued in one or more classes), the Series A junior participating preferred stock, and to each other class of our capital stock or series of preferred stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the shares of the Series B-2 preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution,

    - on a parity with additional shares of Series B-2 preferred stock issued by us and each other class of our capital stock or series of our preferred stock, the terms of which expressly provide that such class or series will rank on a parity with the shares of the Series B-2 preferred stock as to dividend rights and rights on our liquidation, winding-up and dissolution, if we, in issuing the shares, comply with applicable provisions in the certificate of designation, and

    - junior to each class of our capital stock or series of preferred stock, the terms of which expressly provide that such class or series will rank senior to the shares of Series B-2 preferred stock as to dividend rights and rights upon liquidation, winding-up and dissolution, if we, in issuing the shares, comply with applicable provisions in the certificate of designation.

    DIVIDENDS. The holders of the shares of Series B-2 preferred stock are entitled to receive with respect to each share of Series B-2 preferred stock, out of funds legally available for the payment of dividends, dividends at a rate per annum of 7.50% of the then-effective liquidation preference. Such dividends shall be cumulative from their date of issuance and are payable quarterly in arrears. We are required to make any dividend payments with respect to any period after May 31, 2005 in cash. Any dividends not paid in cash on a current basis on the applicable dividend payment date with respect to all periods after May 31, 2005, and all dividends with respect to the periods prior to May 31, 2005, shall not be paid in cash but, rather, shall constitute accumulated dividends. Accumulated dividends shall be added to the liquidation preference. Dividends may not be paid by delivery of shares of Series B-2 preferred stock.

    CONVERSION. The holders of shares of Series B-2 preferred stock have the right, generally, at any time, to convert any of or all their shares of Series B-2 preferred stock into a number of fully paid and nonassessable shares of Series C preferred stock (calculated as to each conversion to the nearest 1/10,000 of a share) equal to the then effective liquidation preference thereof plus accrued and unpaid dividends to the date of conversion divided by the conversion price in effect at the time of conversion divided by 100. The initial conversion price is $46.25 per share.

    REDEMPTION. The shares of Series B-2 preferred stock may be redeemed at any time commencing on or after March 9, 2005 (or earlier, if a change of control (as defined in the certificate of designation) shall have occurred, but only as to shares of Series B-2 preferred stock with respect to which a remarketing option has been elected), in whole or from time to time in part, at our election, at a redemption price payable in cash equal to 100% (or, under certain conditions described below relating to a change of control, 100%) of the then-effective liquidation preference (after giving effect to the special payment, if applicable) plus accrued and unpaid dividends from the last dividend payment date to the date fixed for redemption. Shares of Series B-2 preferred stock (if not earlier redeemed or converted) shall be mandatorily redeemed by us on February 28, 2015, at a redemption price per share in cash equal to the then effective liquidation preference, plus accrued and unpaid dividends thereon from the last dividend payment date to the date of mandatory redemption.

    CHANGE OF CONTROL. Upon occurrence of a change of control, the holders of Series B-2 preferred stock shall have the right to:

    - continue to hold their shares of preferred stock or securities issued in respect of Series B-2 preferred stock in connection with such change of control and in compliance with the terms of the certificate of designation,

    - convert their shares of Series B-2 preferred stock (including shares received as a special payment (defined below)) and, if the change of control occurs prior to March 9, 2005, receive the special payment on such shares or

    - elect to have their shares of Series B-2 preferred stock remarketed as described below.

    If the conversion option described above is selected with respect to a share of Series B-2 preferred stock, the holder of such share shall be deemed to have elected to convert such share in accordance with provisions of the certificate of designation and, if the change of control occurs prior to March 9, 2005, we shall issue, and the holder shall be entitled to receive, in respect of such share selected for the conversion option, the special payment. Any shares of Series B-2 preferred stock received as a special payment may then be converted by the holder thereof as provided in the certificate of designation.

    If the remarketing option described above is selected with respect to a share of Series B-2 preferred stock, such holder shall be deemed to have elected to waive such holder's right to convert such share during the remarketing period and we shall thereafter have the option to either (a) have such share redeemed in accordance with the provisions for optional redemption contained in the certificate of designation, except that the redemption price shall be no less than an amount in cash equal to 100% of the liquidation preference (including any special payment, if applicable) of such share plus accrued and unpaid dividends from the last dividend payment date to the redemption date, or
(b) remarket such share for the account of such holder and, if the net proceeds to such holder of such remarketing are less than an amount in cash equal to 100% of the liquidation preference (including any special payment, if applicable) of such share plus accrued and unpaid dividends thereon from the last dividend payment date to the date payment is received by such holder in respect of such share, we shall issue to, and sell for, the account of such holder a sufficient number of shares of common stock or shares of Series C preferred stock, if necessary to make up such shortfall. If we do not, within

180 days after the date of our giving written notice of our election of (a) or
(b) above, settle the claim with the holder pursuant to (a) or (b) above, then the holder shall have the option, for a period of 10 business days, of electing the conversion option described above.

    VOTING RIGHTS. The holders of the shares of Series B-2 preferred stock are not entitled to any voting rights except as set forth in the certificate of designation or as otherwise provided by law. The approval of the holders of at least a majority of the then outstanding shares of Series B-2 preferred stock, voting or consenting, as one class, will be required to:

    - approve an amendment to our certificate of incorporation, the certificate of designation of the Series B-2 preferred stock or our by-laws so as to
      (i) affect adversely the rights, preferences, privileges or voting rights of holders of the Series B-2 preferred stock, or (ii) increase or decrease the number of shares of Series B preferred stock;

    - consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or adopt a plan of liquidation, except as otherwise provided in the certificate of designation;

    - enter into, or permit any of our subsidiaries to enter into, an agreement that would impose material restrictions on our ability to honor the exercise of any right of holders of Series B preferred stock;

    - authorize or create, modify the terms of, or increase or decrease the authorized amount of any senior shares or party shares;

    - issue any shares of Series B preferred stock other than (i) pursuant to the terms of the purchase agreement under which the shares were issued or
      (ii) shares of the Series B-1 preferred stock upon conversion of the Series B-2 preferred stock and vice versa; or

    - after March 9, 2005, commence or effect any tender or exchange offer made by us or any of our subsidiaries for all or any portion of our common stock.

SERIES C CONVERTIBLE PREFERRED STOCK.

    RANK. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders shall be entitled to receive, prior and in preference to any distribution of any of our assets to the holders of our common stock, an amount equal to an amount such holders would receive if the holders converted in accordance with their terms, their shares of Series C preferred stock into common stock immediately prior to such liquidation, dissolution of winding up, plus $0.01 per share of Series C preferred stock.

    DIVIDENDS. Subject to certain provisions, whenever we shall either declare or pay any dividend on or make any distribution with respect to our common stock, the holders of Series C preferred stock shall be entitled to receive such dividends or distributions on a ratable, as-converted basis.

    CONVERSION. Subject to certain exceptions, holder's of shares of Series C preferred stock have the right to convert their shares of Series C preferred stock at any time into one hundred shares of our common stock.

    VOTING RIGHTS. The holders of the shares of Series C preferred stock are not entitled to any voting rights except as provided in the certificate of designation or as otherwise provided by law. The approval of at least a majority of the then outstanding shares of Series C preferred stock and Series B-2 preferred stock (on an as-converted basis into Series C preferred stock), voting or consenting as one class, is required for us to:

    - amend our certification of incorporation, the certificate of designation for the Series C preferred stock or our by-laws so as to (i) affect adversely the rights, preferences, privileges or voting rights of holders of the shares of Series C preferred stock, or
      (ii) increase or decrease the number of authorized shares of Series C preferred stock;

    - enter into, or permit any of our subsidiaries to enter into, any agreement that would impose material restrictions on our ability to honor the exercise of any rights of the holders of Series C preferred stock; or

    - issue any shares of Series C preferred stock other than upon the conversion of shares of the Series B-2 preferred stock or exercise of certain warrants.

DESCRIPTION OF CERTAIN WARRANTS

    SERIES A-1 WARRANTS. We have issued Series A-1 warrants to purchase up to an aggregate of 376,558 shares of our common stock at an exercise price of $75 per share. The Series A-1 warrants may be exercised at any time prior to 5:00 p.m., New York City time, on March 9, 2005. Warrants that are not exercised by the expiration date will expire.

    Each Series A-1 warrant contains provisions adjusting the exercise price and the number of shares or other securities issuable upon exercise of a Series A-1 warrant under specified circumstances. No adjustment in the number of shares purchasable upon exercise of the Series A-1 warrants is required, however, for, among other things, certain public offerings or for certain grants, exercises of options or other rights pursuant to certain stock purchase, stock option and compensation plans. In addition, holders of the Series A-1 warrants have certain registration rights for the shares or other securities issuable upon exercise of the Series A-1 warrants. The holders of unexercised Series A-1 warrants are not entitled to vote or receive dividends or be considered a stockholder of ours for any purpose, and are not entitled to vote, give or withhold consent to any corporate action, to receive notice of any meeting of the stockholders, or to receive dividends or subscription rights or otherwise.

    SERIES A-2 WARRANTS We have issued Series A-2 warrants to purchase up to an aggregate of 3,766 shares of our Series C preferred stock at an exercise price of $7,500 per share. The Series A-2 warrants may be exercised at any time prior to 5:00 p.m., New York City time, on March 9, 2005. Warrants that are not exercised by the expiration date will expire.

    Each Series A-2 warrant contains provisions adjusting the exercise price and the number of shares or other securities issuable upon exercise of a Series A-2 warrant under specified circumstances. No adjustment in the number of shares purchasable upon exercise of the Series A-2 warrants is required, however, for, among other things, certain public offerings or certain grants, exercises of options or other rights pursuant to certain stock purchase, stock option and compensation plans. In addition, holders of the Series A-2 warrants have certain registration rights for the shares or other securities issuable upon exercise of the Series A-2 warrants. The holders of unexercised Series A-2 warrants are not entitled to vote or receive dividends or be considered a stockholder of ours for any purpose, and are not entitled to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, or to receive dividends or subscription rights or otherwise.

    SERIES B-1 WARRANTS. We have issued Series B-1 warrants, to purchase up to an aggregate of 376,558 shares of our common stock at an exercise price of $100 per share. The Series B-1 warrants may be exercised at any time prior to 5:00 p.m., New York City time, on September 9, 2007. Warrants that are not exercised by the expiration date will expire.

    Each Series B-1 warrant contains provisions adjusting the exercise price and the number of shares or other securities issuable upon exercise of a Series B-1 warrant under specified circumstances. No adjustment in the number of shares purchasable upon exercise of the Series B-1 warrants is required, however, for, among other things, certain public offerings or for certain grants, exercises of options or other rights pursuant to certain stock purchase, stock options and compensation plans. In addition, holders of the Series B-1 warrants have certain registration rights for the shares or other securities issuable upon exercise of the Series B-1 warrants. The holders of unexercised Series B-1 warrants are not entitled to vote or receive dividends or be considered a stockholder of ours for any purpose, and are not entitled to vote, give or withhold consent to any corporate action, to receive notice of any meeting of the stockholders, or to a receive dividends or subscription rights or otherwise.

    SERIES B-2 WARRANTS. We have issued Series B-2 warrants, to purchase up to an aggregate of 3,766 shares of our Series C preferred stock at an exercise price of $10,000 per share. The Series B-2 warrants may be exercised at any time prior to 5:00 p.m., New York City time, on September 9, 2007. Warrants that are not exercised by this expiration date will expire.

    Each Series B-2 warrant contains provisions adjusting the exercise price and the number of shares or other securities issuable upon exercise of a Series B-2 warrant under specified circumstances. No adjustment in the number of shares purchasable upon exercise of the Series B-2 warrants is required, however, for, among other things, certain public offerings or for certain grants, exercises of options or other rights pursuant to certain stock purchase, stock option and compensation plans. In addition, holders of the Series B-2 warrants have certain registration rights for the shares or other securities issuable upon exercise of the Series B-2 warrants. The holders of unexercised Series B-2 warrants are not entitled to vote or receive dividends or be considered a stockholder of ours for any purpose, and are not entitled to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or subscription rights or otherwise.

REGISTRATION RIGHTS

    In connection with our March 2000 offering of preferred stock, we entered into a registration rights agreement with certain affiliates of Hicks, Muse, Tate & Furst and Chase Equity Associates. The registration rights agreement provides that affiliates of Hicks, Muse, Tate & Furst and Chase Equity Associates may, subject to certain conditions, make up to two demand registrations for certain of their securities. The registration rights agreement also gives certain piggyback registration rights to such holders, and grants them certain rights to request a shelf registration. The registration rights agreement contains provisions governing the registration statement filing process. Among other things, it provides that we will bear certain expenses incurred in connection with our obligations under the agreement.

STOCKHOLDER AGREEMENTS

    In connection with our acquisition of Destia, we entered into the following stockholder agreements:

    - stockholder agreement, dated as of August 27 1999, among Alfred West, AT Econ Limited Partnership, AT Econ Limited Partnership No. 2, Viatel, Viatel Acquisition Corp. and Destia;

    - stockholder agreement, dated as of August 27, 1999, among Steven West, SS Econ Limited Partnership, SS Econ Limited Partnership No. 2, Viatel, Viatel Acquisition Corp. and Destia; and

    - stockholder agreement, dated as of August 27, 1999, among Gary Bondi, GS Econ Limited Partnership, Viatel, Viatel Acquisition Corp. and Destia.

    The following summary of the stockholder agreements is qualified by reference to the complete text of each stockholder agreement, a copy of which has been filed with the SEC.

    LOCK-UP RESTRICTIONS. After the merger and pursuant to the terms of each stockholder agreement, the foregoing Destia stockholders agreed, for a period of one year, not to sell, encumber or otherwise transfer its or his shares of our common stock, except for a limited number which has been excepted. However, certain transfers may be permitted if the person or entity receiving the shares of our common stock agrees to be bound by the restrictions set forth in the respective stockholder's agreement.

    REGISTRATION RIGHTS. Under the terms of the stockholder agreement with Alfred West, AT Econ Limited Partnership and AT Econ Limited Partnership No. 2, we have agreed to grant such stockholders the ability to request, on two occasions, the registration with the SEC of the resale of their shares of our common stock received in the merger. We have also agreed to grant these stockholders piggyback registration rights to the extent we decide to register any of our securities under the Securities Act.

DESCRIPTION OF RIGHTS PLAN

    On December 6, 1999, our board declared a dividend of one preferred share purchase right for each outstanding share of our common stock to stockholders of record on December 24, 1999. Each stock right entitles the registered holder to purchase from us one two-hundred-thousandth of a share of our Series A junior participating preferred stock at a price of $210 per one two-hundred-thousandth of a preferred share, subject to certain adjustments. The terms of the rights are contained in a Rights Agreement, as amended, between us and The Bank of New York, acting as rights agent, a copy of which has been filed with the SEC. The following summary outlines the material terms of the Rights Agreement and is qualified in its entirety by reference to the full text thereof.

    Until the earlier to occur of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our then outstanding common shares or a person or group that was the beneficial owner of 15% or more of our outstanding common shares as of December 24, 1999 has acquired additional outstanding common shares, other than pursuant to a stock dividend, distribution, split or subdivision made or authorized by us (with exceptions, an "Acquiring Person"); or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our then outstanding common shares (the earlier of such dates being called the "Distribution Date"), the rights will be evidenced by the stock certificates with respect to any of the shares of common stock outstanding as of December 24, 1999.

    The rights are not exercisable until the Distribution Date and will expire on December 5, 2009, unless the rights are earlier redeemed or exchanged by our board of directors.

    If any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right that number or common shares having a market value of two times the exercise price of the right.

    If after a person or group has become an Acquiring Person, we are acquired in a merger, consolidation or other transaction or 50% or more of our consolidated assets or earning power are sold, proper provisions will be made so that each holder of a right (other than rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a right that number of shares of common stock of the person with whom we have engaged in such merger, consolidation or transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the right.

    At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding common shares, our board of directors may exchange the rights (other than rights owned by such Acquiring Person which will have become void), in whole or in part, for common shares or preferred shares (or a series of our preferred stock having equivalent rights, preferences and privileges), at an average exchange ratio of one common share, or a fractional preferred share (or other preferred shares) equivalent in value thereto, per right.

    At any time prior to the time an Acquiring Person becomes such, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

    Until a right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends.

    In general, the Rights Agreement may be amended by our board of directors
(i) prior to the Distribution Date in any manner, and (ii) on or after the Distribution Date in certain respects including (a) to shorten or lengthen any time period and (b) in a manner not adverse to the interests of rights holders. However, amendments extending the redemption period must be made while the rights are still redeemable.

    The rights have certain anti-takeover effects and will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors, since our board of directors may redeem the rights as provided above.

    The Rights Agreement was amended as of February 1, 2000 in connection with the sale of 325,000 shares of Series B-1 preferred stock and Series B-2 preferred stock and certain warrants to affiliates of Chase Capital Partners and affiliates of Hicks, Muse, Tate & Furst Incorporated. The amendment to the Rights Agreement exempted the shares, subject to certain conditions, purchased by each of the affiliates of Chase Capital Partners and Hicks, Muse, Tate & Furst for purposes of calculating whether such entity is an Acquiring Person. This amendment did not substantively alter any of the provisions of the Rights Agreement as discussed elsewhere in this section.

CERTIFICATE OF INCORPORATION AND BY-LAWS

    Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability:

    - for any breach of the director's duty of loyalty to us or our stockholders,

    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

    - in respect of certain unlawful dividend payments or stock redemptions or repurchases, or

    - for any transaction from which the director derived an improper personal benefit.

    These provisions effectively eliminate our right and the right of our stockholders, through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

    Our by-laws require that we indemnify any of our legal representatives, directors and officers and any person who is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent authorized by the Delaware General Corporation Law.

    We currently have officers' and directors' liability insurance in the amount of $50.0 million for members of our board of directors and executive officers. We have entered into agreements to indemnify our directors and officers from and against any expenses incurred by them in connection with certain legal matters arising from their service to, or at request of, us. The indemnity agreements contain provisions designed to protect against the loss of the contemplated benefits in the event of a change in control.

    Our certificate of incorporation and by-laws include provisions which may delay, deter or prevent a future takeover or change in control of us unless the transaction is approved by our board of directors. These provisions may also render the removal of directors and management more difficult.

    Our certificate of incorporation divides our board of directors into three classes, as equal in number as possible, serving staggered, three-year terms. Our by-laws contain provisions which require that stockholders give us prior notice of their intent to either nominate a director or submit a proposal for consideration at an annual meeting. In general, we must receive notice no less than 120 days prior to the meeting. This notice must contain specified information regarding (1) the person to be nominated or the matter to be brought before the meeting and (2) the stockholder submitting the proposal.

DELAWARE ANTI-TAKEOVER LAW

    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. The Delaware General Corporation Law generally prohibits a publicly-held company from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board or unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns, or within three years did own, fifteen percent or more of a corporation's voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

                            DESCRIPTION OF WARRANTS

    We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. The terms of warrants will be set forth in a prospectus supplement which will describe, among other things,

    - the designation of the warrants;

    - the securities into which the warrants are exercisable;

    - the exercise price;

    - the aggregate number of warrants to be issued;

    - the principal amount of securities purchasable upon exercise of each warrant;

    - the price or prices at which each warrant will be issued;

    - the procedures for exercising the warrants;

    - the date upon which the exercise of warrants will commence; and

    - the expiration date, anti-dilution provisions, if any, and any other material terms of the warrants.

                              DESCRIPTION OF UNITS

    We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, as distinguished from the separate constituent securities comprising such units. When we issue units, we will describe the specific terms of the units in a prospectus supplement including the following:

    - the title of any series of units;

    - identification and description of the separate constituent securities comprising the units;

    - the price or prices at which the units will be issued;

    - the date on and after which the constituent securities comprising the units will become separately transferable, if applicable;

    - information with respect to book-entry procedures, if any;

    - a discussion of any material federal income tax considerations; and

    - any other terms of the units and their constituent securities.

                              PLAN OF DISTRIBUTION

    We may sell the securities being offered by this prospectus in three ways:
(1) to or through underwriters or dealers, (2) directly to other purchasers, or
(3) through agents. The prospectus supplement with respect to the securities will set forth the terms of the offering of the securities, including:

    - the name or names of any underwriters, dealers or agents;

    - the price of the offered securities;

    - the net proceeds to us from such sale;

    - any underwriting discounts or other items constituting underwriters' compensation;

    - any discounts or concessions allowed or reallowed or paid to dealers; and

    - any securities exchanges on which the securities may be listed.

    If we use underwriters in the sale of the securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. We will name the underwriter or underwriters with respect to a particular underwritten offering of securities in the prospectus supplement relating to such offering, and if an underwriting syndicate is used, we will name the managing underwriter or underwriters on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or agents to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If we use a dealer to offer and sell any securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

    Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent, in each case, less other expenses attributable to issuance and distribution. Underwriters, agents, and dealers participating in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

    Each underwriter, dealer and agent participating in the distribution of any securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D).

    We may issue securities with no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

    If so indicated in the prospectus supplement, one or more firms which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the prospectus supplement.

    Remarketing firms, agents, dealers, and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, us in the ordinary course of business.

    The securities may or may not be listed on a national securities exchange or foreign securities exchange.

    Certain of the underwriters and their affiliates may be customers of, engage in transaction with and perform services for us and our subsidiaries and the trustees in the ordinary course of business.

                                 LEGAL MATTERS

    The law firm of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, counsel to us, will issue an opinion to us about certain legal matters relating to the securities registered hereunder.

                                    EXPERTS

    The consolidated financial statements and schedule of Viatel, Inc. and subsidiaries as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Destia Communications, Inc. and subsidiaries as of December 31, 1997 and 1998 and for each of the three years ended December 31, 1998 incorporated in this prospectus by reference to Destia Communications, Inc.'s Annual Report on Form 10-K for the year ended
December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said report.

    The financial statements of New Comms.UK (a fully integrated business of AT&T Corp.), or Comms UK, as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998 incorporated in this registration statement by reference to Viatel, Inc.'s Form 8-K/A dated May 12, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     [LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses to be paid by Viatel in connection with the distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Fee......................  $66,000.00
Rating Agency Fees..........................................           *
Legal Fees and Expenses.....................................           *
Accounting Fees and Expenses................................           *
Printing Expenses...........................................           *
Blue Sky Fees...............................................           *
Trustee/Issuing & Paying Agent Fees and Expenses............           *
Transfer Agent Fees & Expenses..............................           *
Miscellaneous...............................................           *
                                                              ----------
  Total.....................................................  $        *
                                                              ==========

------------------------

*   To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final deposition upon receipt of a undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article Tenth of the Registrant's Third Amended and Restated Certificate of Incorporation, as amended, and Article X of the Registrant's Amended and

Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation, as amended, eliminates the liability of directors to the fullest extent permitted by
Section 102(b)(7) of the DGCL.

    Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other employee against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $50 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into agreements to indemnify its directors and officers from and against any Expenses (as defined in the indemnity agreement) incurred by such person in connection with investigating, defending, serving as a witness in, participating in (including on appeal) or preparing for any of the foregoing in any threatened, pending or contemplated action, suit or proceeding (including an action by or in the right of the Registrant), or any inquiry, hearing or investigation, to the fullest extent permitted by law, as such law may be amended or interpreted (but only to the extent that such amendment or interpretation provides for broader indemnification rights). The indemnity agreement contains certain provisions to ensure that the indemnitee receives the benefits contemplated by the agreement in the event of a "change of control" (as defined in the indemnity agreement) such as the establishment and funding of a trust in an amount sufficient to satisfy any and all expenses reasonably anticipated to be incurred by the indemnitee in connection with investigating, preparing for, participating in and/or defending a proceeding.

ITEM 16. EXHIBITS

                               INDEX TO EXHIBITS

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          2.1*                        Agreement and Plan of Merger, dated as of August 27, 1999, by and among Viatel, Inc., Viatel Acquisition Corp. and
                                      Destia Communications, Inc. (incorporated herein by
                                      reference to Exhibit 2.1 to Viatel, Inc.'s Registration
                                      Statement on Form S-4, filed October 15, 1999, Registration
                                      No. 333-89143 ("Viatel's October 1999 Form S-4")).
          2.2*                        Agreement for the sale and purchase of the entire issued
                                      share capital of AT&T Communications (UK) Limited, by and
                                      among AT&T Communications Services International, Inc.,
                                      Global Card Holdings Inc., Viatel, Inc. and Viatel Global
                                      Communications Limited, dated February 29, 2000
                                      (incorporated herein by reference to Exhibit 2.2 to Viatel,
                                      Inc.'s Current Report on Form 8-K, filed on March 13, 2000,
                                      File No. 000-21261).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          4.1(i)*                     Amended and Restated Certificate of Incorporation of Viatel,
                                      Inc. (incorporated herein by reference to Exhibit 3.1(i)(a)
                                      to Viatel, Inc.'s Registration Statement on Form S-1,
                                      Registration No. 333-09699, filed on August 7, 1996
                                      ("Viatel's Form S-1")); Certificate of Designations,
                                      Preferences and Rights of 10% Series A Redeemable
                                      Convertible Preferred Stock, $.01 par value per share
                                      (incorporated herein by reference to Exhibit 3(i)(b) to
                                      Viatel, Inc.'s Registration Statement on Form S-4, filed on
                                      July 10, 1998, File No. 333-58921 ("Viatel's 1998
                                      Form S-4")); Certificate of Amendment to Viatel, Inc.'s
                                      Amended and Restated Certificate of Incorporation
                                      (incorporated herein by reference to Exhibit 4.9 to Viatel,
                                      Inc.'s Quarterly Report on Form 10-Q for the period ended
                                      September 30, 1998, File No. 000-21261); Second Certificate
                                      of Amendment to Viatel Inc.'s Amended and Restated
                                      Certificate of Incorporation (incorporated herein by
                                      reference to Exhibit 3.1(i) to Viatel's October 1999
                                      Form S-4); Certificate of Designations of Series A Junior
                                      Participating Preferred Stock of Viatel, Inc. (incorporated herein by reference to Exhibit 3(i)(2) to Viatel, Inc.'s
                                      Current Report on Form 8-K, dated December 29, 1999, File
                                      No. 000-21261 ("Viatel's December 1999 Form 8-K"));
                                      Certificate of Designations, Preferences and Rights of 7.50%
                                      Cumulative Convertible Preferred Stock Series B-1 Due 2015
                                      (incorporated herein by reference to Exhibit 3.1(i) to
                                      Viatel, Inc.'s Annual Report on Form 10-K for the year ended
                                      December 31, 1999 ("Viatel's 1999 Form 10-K")); Certificate
                                      of Designations, Preferences and Rights of 7.50% Cumulative
                                      Convertible Preferred Stock Series B-2 Due 2015
                                      (incorporated herein by reference to Exhibit 3.1(i) to
                                      Viatel's 1999 Form 10-K); Certificate of Designations,
                                      Preferences and Rights of Convertible Preferred Stock
                                      Series C (incorporated by reference to Exhibit 3.1(i) to
                                      Viatel's 1999 Form 10-K); and Certificate of Amendment to
                                      Viatel, Inc.'s Amended and Restated Certificate of
                                      Incorporation, filed on September 18, 2000 with the
                                      Secretary of State of the State of Delaware (incorporated
                                      herein by reference to Exhibit 4.23 to Viatel, Inc.'s
                                      Registration Statement on Form S-8, filed on November 22,
                                      2000).
          4.1(ii)*                    Third Amended and Restated Bylaws of Viatel, Inc.
                                      (incorporated herein by reference to Exhibit 3.1(ii) to
                                      Viatel, Inc.'s October 1999 Form S-4.
          4.1(iii)*                   Certificate of Trust of Viatel Financing Trust I, dated
                                      March 30, 2000 (incorporated herein by reference to Exhibit
                                      3.1(iii) to Viatel, Inc.'s Quarterly Report on Form 10-Q for
                                      the quarterly period ended March 31, 2000, File
                                      No. 000-21261, filed on May 15, 2000 ("Viatel's First
                                      Quarter 2000 Form 10-Q")).
          4.1(iv)*                    Amended and Restated Declaration of Trust of Viatel
                                      Financing Trust I, dated and effective as of April 12, 2000
                                      (incorporated herein by reference to Exhibit 3.1(iv) to
                                      Viatel's First Quarter 2000 Form 10-Q).
          4.2*                        Specimen of Viatel common stock certificate (incorporated by reference to Exhibit 4.4 of Viatel's Form S-1).
          4.3*                        Indenture, dated as of April 8, 1998, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 12.50% Senior Discount Notes Due 2008 (including form of 12.50% Senior Discount Note) (incorporated herein by
                                      reference to Exhibit 4.1 to Viatel's 1998 Form S-4).
          4.4*                        Indenture, dated as of April 8, 1998, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 11.25% Senior Notes Due 2008 (including form of
                                      11.25% Senior Note) (incorporated herein by reference to
                                      Exhibit 4.2 to Viatel's 1998 Form S-4).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          4.5*                        Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                                      The Bank of New York, as Trustee, and Deutsche Bank,
                                      Aktiengesellschaft, as German Paying Agent and Co-Registrar,
                                      relating to Viatel, Inc.'s 12.40% Senior Discount Notes Due
                                      2008 (including form of 12.40% Senior Discount Note)
                                      (incorporated herein by reference to Exhibit 4.3 to Viatel's
                                      1998 Form S-4).
          4.6*                        Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                                      The Bank of New York, as Trustee, and Deutsche Bank,
                                      Aktiengesellschaft, as German Paying Agent and Co-Registrar,
                                      relating to Viatel, Inc.'s 11.15% Senior Notes Due 2008
                                      (including form of 11.15% Senior Note) (incorporated herein by reference to Exhibit 4.4 to Viatel's 1998 Form S-4).
          4.7*                        Indenture, dated as of March 19, 1999, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009
                                      (including form of 11.50% Senior Dollar Note) (incorporated herein by reference to Exhibit 4.9 to Viatel, Inc.'s
                                      Registration Statement on Form S-3, filed on February 12,
                                      1999, File No. 333-72309 ("Viatel's February 1999 Form
                                      S-3")).
          4.8*                        Indenture, dated as of March 19, 1999, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s euro denominated 11.50% Senior Notes due 2009
                                      (including form of 11.50% Senior Euro Note) (incorporated
                                      herein by reference to Exhibit 4.10 to Viatel's
                                      February 1999 Form S-3).
          4.9*                        Indenture, dated as of July 1, 1997, between Destia
                                      Communications, Inc. and The Bank of New York, as Trustee,
                                      relating to Destia's 13.50% Senior Notes due 2007 (including form of 13.50% Senior Note) (incorporated herein by
                                      reference to Exhibit 4.5 of Destia Communications, Inc.'s
                                      Registration Statement on Form S-4, File No. 333-47711,
                                      filed on August 7, 1997).
          4.10*                       Indenture, dated as of December 8, 1999, between Viatel,
                                      Inc. and The Bank of New York, as Trustee, relating to
                                      Viatel, Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009 (including form of 11.50% Senior Dollar Note)
                                      (incorporated herein by reference to Exhibit 4.13 to Viatel,
                                      Inc.'s Current Report on Form 8-K, dated December 9, 1999,
                                      File No. 000-21261).
          4.11*                       Rights Agreement, dated as of December 6, 1999, between
                                      Viatel, Inc. and The Bank of New York, as Rights Agent
                                      (incorporated herein by reference to Exhibit 4.12 to
                                      Viatel's Registration Statement on Form 8-A12G, filed on
                                      December 27, 1999, File No. 000-21261).
          4.12*                       Indenture, dated as of April 20, 2000, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 12 3/4% Senior Euro Notes due 2008 (including form of
                                      12 3/4% Senior Note) (incorporated herein by reference to
                                      Exhibit 4.11 to Viatel's First Quarter 2000 Form 10-Q).
          4.13*                       Indenture, dated as of April 20, 2000, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 7 3/4% Convertible Junior Subordinated Debentures
                                      (incorporated herein by reference to Exhibit 4.12 to
                                      Viatel's First Quarter 2000 Form 10-Q).
          4.14*                       Registration Rights Agreement, dated as of April 14, 2000, between Viatel, Inc. and Morgan Stanley & Co. Incorporated
                                      Limited, Chase Securities, Inc. and Credit Suisse First
                                      Boston Corporation (incorporated herein by reference to
                                      Exhibit 4.13 to Viatel's First Quarter 2000 Form 10-Q).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          4.15*                       Registration Rights Agreement, dated as of April 6, 2000,
                                      among Viatel, Inc., Viatel Financing Trust I, Morgan Stanley
                                      & Co. Incorporated, Salomon Smith Barney, Inc. and Banc of
                                      America Securities LLC (incorporated herein by reference to
                                      Exhibit 4.14 to Viatel's First Quarter 2000 Form 10-Q).
          4.16*                       First Supplemental Indenture, dated as of June 19, 2000,
                                      between Viatel, Inc. and The Bank of New York, as trustee
                                      (incorporated herein by reference to Exhibit 4.18 to Viatel,
                                      Inc.'s Registration Statement on Form S-3, Registration No.
                                      333-40692, filed on June 30, 2000 ("Viatel's Trust Preferred
                                      Form S-3")).
          4.17*                       Amendment to Rights Agreement, dated as of February 1, 2000, between Viatel, Inc. and The Bank of New York, as Rights
                                      Agent (incorporated herein by reference to Exhibit 4.16 to
                                      Viatel's Second Quarter 2000 Form 10-Q).
          4.18*                       Amendment No. 2 to Rights Agreement between Viatel, Inc. and
                                      The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.17 to Viatel, Inc.'s Quarterly
                                      Report on Form 10-Q for the quarterly period ended
                                      September 30, 2000, File No. 000-21261, filed November 14,
                                      2000).
          5.1                         Opinion of Kelley Drye & Warren LLP (to be filed by
                                      amendment).
         12.1**                       Ratio of Combined Fixed Charges and Preferred Stock
                                      Dividends to Earnings.
         23.1                         Consent of Kelley Drye & Warren LLP (to be filed by
                                      amendment).
         23.2**                       Consent of KPMG LLP.
         23.3**                       Consent of Arthur Andersen LLP.
         23.4**                       Consent of PricewaterhouseCoopers.
         24**                         Powers of Attorney (included on signature page hereto).

------------------------

*   Incorporated herein by reference.

**  Filed herewith.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that the information required to be included in a post-effective amendment by paragraphs (1) (i) and (1) (ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (5) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set the terms of such offering.

    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer on controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of New York, State of New York, on the 22nd day of November, 2000.

                                                       VIATEL, INC.

                                                       By             /s/ MICHAEL J. MAHONEY
                                                            -----------------------------------------
                                                                     Name: Michael J. Mahoney
                                                                  Title: Chief Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael J. Mahoney, Allan L. Shaw and James P. Prenetta, and each of them as his true and lawful attorney-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) any and all pre-effective and post-effective amendments to this registration statement, (ii) any exhibits to any such pre-effective or post-effective amendments, (iii) any and all applications and other documents in connection with any such pre-effective or post-effective amendments, and (iv) generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
               /s/ MICHAEL J. MAHONEY
     -------------------------------------------       Chairman of the Board and    November 22, 2000
                 Michael J. Mahoney                      Chief Executive Officer

                /s/ WILLIAM C. MURPHY
     -------------------------------------------       President and Director       November 22, 2000
                  William C. Murphy

                  /s/ ALLAN L. SHAW
     -------------------------------------------       Chief Financial Officer and  November 22, 2000
                    Allan L. Shaw                        Director

                   /s/ ALFRED WEST
     -------------------------------------------       Vice Chairman and Director   November 22, 2000
                     Alfred West

                /s/ FRANCIS J. MOUNT
     -------------------------------------------       Director                     November 22, 2000
                  Francis J. Mount

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----
                 /s/ PAUL G. PIZZANI
     -------------------------------------------       Director                     November 22, 2000
                   Paul G. Pizzani

                 /s/ JOHN G. GRAHAM
     -------------------------------------------       Director                     November 22, 2000
                   John G. Graham

               /s/ EDWARD C. SCHMULTS
     -------------------------------------------       Director                     November 22, 2000
                 Edward C. Schmults

                  /s/ JOHN R. MUSE
     -------------------------------------------       Director                     November 22, 2000
                    John R. Muse

                                 EXHIBIT INDEX

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          2.1*                        Agreement and Plan of Merger, dated as of August 27, 1999, by and among Viatel, Inc., Viatel Acquisition Corp. and
                                      Destia Communications, Inc. (incorporated herein by
                                      reference to Exhibit 2.1 to Viatel, Inc.'s Registration
                                      Statement on Form S-4, filed October 15, 1999, Registration
                                      No. 333-89143 ("Viatel's October 1999 Form S-4")).
          2.2*                        Agreement for the sale and purchase of the entire issued
                                      share capital of AT&T Communications (UK) Limited, by and
                                      among AT&T Communications Services International, Inc.,
                                      Global Card Holdings Inc., Viatel, Inc. and Viatel Global
                                      Communications Limited, dated February 29, 2000
                                      (incorporated herein by reference to Exhibit 2.2 to Viatel,
                                      Inc.'s Current Report on Form 8-K, filed on March 13, 2000,
                                      File No. 000-21261).
          4.1(i)*                     Amended and Restated Certificate of Incorporation of Viatel,
                                      Inc. (incorporated herein by reference to Exhibit 3.1(i)(a)
                                      to Viatel, Inc.'s Registration Statement on Form S-1,
                                      Registration No. 333-09699, filed on August 7, 1996
                                      ("Viatel's Form S-1")); Certificate of Designations,
                                      Preferences and Rights of 10% Series A Redeemable
                                      Convertible Preferred Stock, $.01 par value per share
                                      (incorporated herein by reference to Exhibit 3(i)(b) to
                                      Viatel, Inc.'s Registration Statement on Form S-4, filed on
                                      July 10, 1998, File No. 333-58921 ("Viatel's 1998
                                      Form S-4")); Certificate of Amendment to Viatel, Inc.'s
                                      Amended and Restated Certificate of Incorporation
                                      (incorporated herein by reference to Exhibit 4.9 to Viatel,
                                      Inc.'s Quarterly Report on Form 10-Q for the period ended
                                      September 30, 1998, File No. 000-21261); Second Certificate
                                      of Amendment to Viatel Inc.'s Amended and Restated
                                      Certificate of Incorporation (incorporated herein by
                                      reference to Exhibit 3.1(i) to Viatel's October 1999
                                      Form S-4); Certificate of Designations of Series A Junior
                                      Participating Preferred Stock of Viatel, Inc. (incorporated herein by reference to Exhibit 3(i)(2) to Viatel, Inc.'s
                                      Current Report on Form 8-K, dated December 29, 1999, File
                                      No. 000-21261 ("Viatel's December 1999 Form 8-K"));
                                      Certificate of Designations, Preferences and Rights of 7.50%
                                      Cumulative Convertible Preferred Stock Series B-1 Due 2015
                                      (incorporated herein by reference to Exhibit 3.1(i) to
                                      Viatel, Inc.'s Annual Report on Form 10-K for the year ended
                                      December 31, 1999 ("Viatel's 1999 Form 10-K")); Certificate
                                      of Designations, Preferences and Rights of 7.50% Cumulative
                                      Convertible Preferred Stock Series B-2 Due 2015
                                      (incorporated herein by reference to Exhibit 3.1(i) to
                                      Viatel's 1999 Form 10-K); and Certificate of Designations,
                                      Preferences and Rights of Convertible Preferred Stock
                                      Series C (incorporated by reference to Exhibit 3.1(i) to
                                      Viatel's 1999 Form 10-K); and Certificate of Amendment to
                                      Viatel, Inc.'s Amended and Restated Certificate of
                                      Incorporation, filed on September 18, 2000 with the
                                      Secretary of State of the State of Delaware (incorporated
                                      herein by reference to Exhibit 4.23 to Viatel, Inc.'s
                                      Registration Statement on Form S-8, filed on November 22,
                                      2000).
          4.1(ii)*                    Third Amended and Restated Bylaws of Viatel, Inc.
                                      (incorporated herein by reference to Exhibit 3.1(ii) to
                                      Viatel, Inc.'s October 1999 Form S-4.
          4.1(iii)*                   Certificate of Trust of Viatel Financing Trust I, dated
                                      March 30, 2000 (incorporated herein by reference to Exhibit
                                      3.1(iii) to Viatel, Inc.'s Quarterly Report on Form 10-Q for
                                      the quarterly period ended March 31, 2000, File
                                      No. 000-21261, filed on May 15, 2000 ("Viatel's First
                                      Quarter 2000 Form 10-Q")).
          4.1(iv)*                    Amended and Restated Declaration of Trust of Viatel
                                      Financing Trust I, dated and effective as of April 12, 2000
                                      (incorporated herein by reference to Exhibit 3.1(iv) to
                                      Viatel's First Quarter 2000 Form 10-Q).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          4.2*                        Specimen of Viatel common stock certificate (incorporated by reference to Exhibit 4.4 of Viatel's Form S-1).
          4.3*                        Indenture, dated as of April 8, 1998, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 12.50% Senior Discount Notes Due 2008 (including form of 12.50% Senior Discount Note) (incorporated herein by
                                      reference to Exhibit 4.1 to Viatel's 1998 Form S-4).
          4.4*                        Indenture, dated as of April 8, 1998, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 11.25% Senior Notes Due 2008 (including form of
                                      11.25% Senior Note) (incorporated herein by reference to
                                      Exhibit 4.2 to Viatel's 1998 Form S-4).
          4.5*                        Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                                      The Bank of New York, as Trustee, and Deutsche Bank,
                                      Aktiengesellschaft, as German Paying Agent and Co-Registrar,
                                      relating to Viatel, Inc.'s 12.40% Senior Discount Notes Due
                                      2008 (including form of 12.40% Senior Discount Note)
                                      (incorporated herein by reference to Exhibit 4.3 to Viatel's
                                      1998 Form S-4).
          4.6*                        Indenture, dated as of April 8, 1998, among Viatel, Inc.,
                                      The Bank of New York, as Trustee, and Deutsche Bank,
                                      Aktiengesellschaft, as German Paying Agent and Co-Registrar,
                                      relating to Viatel, Inc.'s 11.15% Senior Notes Due 2008
                                      (including form of 11.15% Senior Note) (incorporated herein by reference to Exhibit 4.4 to Viatel's 1998 Form S-4).
          4.7*                        Indenture, dated as of March 19, 1999, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009
                                      (including form of 11.50% Senior Dollar Note) (incorporated herein by reference to Exhibit 4.9 to Viatel, Inc.'s
                                      Registration Statement on Form S-3, filed on February 12,
                                      1999, File No. 333-72309 ("Viatel's February 1999 Form
                                      S-3")).
          4.8*                        Indenture, dated as of March 19, 1999, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s euro denominated 11.50% Senior Notes due 2009
                                      (including form of 11.50% Senior Euro Note) (incorporated
                                      herein by reference to Exhibit 4.10 to Viatel's
                                      February 1999 Form S-3).
          4.9*                        Indenture, dated as of July 1, 1997, between Destia
                                      Communications, Inc. and The Bank of New York, as Trustee,
                                      relating to Destia's 13.50% Senior Notes due 2007 (including form of 13.50% Senior Note) (incorporated herein by
                                      reference to Exhibit 4.5 of Destia Communications, Inc.'s
                                      Registration Statement on Form S-4, File No. 333-47711,
                                      filed on August 7, 1997).
          4.10*                       Indenture, dated as of December 8, 1999, between Viatel,
                                      Inc. and The Bank of New York, as Trustee, relating to
                                      Viatel, Inc.'s U.S. dollar denominated 11.50% Senior Notes due 2009 (including form of 11.50% Senior Dollar Note)
                                      (incorporated herein by reference to Exhibit 4.13 to Viatel,
                                      Inc.'s Current Report on Form 8-K, dated December 9, 1999,
                                      File No. 000-21261).
          4.11*                       Rights Agreement, dated as of December 6, 1999, between
                                      Viatel, Inc. and The Bank of New York, as Rights Agent
                                      (incorporated herein by reference to Exhibit 4.12 to
                                      Viatel's Registration Statement on Form 8-A12G, filed on
                                      December 27, 1999, File No. 000-21261).
          4.12*                       Indenture, dated as of April 20, 2000, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 12 3/4% Senior Euro Notes due 2008 (including form of
                                      12 3/4% Senior Note) (incorporated herein by reference to
                                      Exhibit 4.11 to Viatel's First Quarter 2000 Form 10-Q).

              EXHIBIT
              NUMBER                                    DESCRIPTION OF DOCUMENT
-----------------------------------   ------------------------------------------------------------
          4.13*                       Indenture, dated as of April 20, 2000, between Viatel, Inc.
                                      and The Bank of New York, as Trustee, relating to Viatel,
                                      Inc.'s 7 3/4% Convertible Junior Subordinated Debentures
                                      (incorporated herein by reference to Exhibit 4.12 to
                                      Viatel's First Quarter 2000 Form 10-Q).
          4.14*                       Registration Rights Agreement, dated as of April 14, 2000, between Viatel, Inc. and Morgan Stanley & Co. Incorporated
                                      Limited, Chase Securities, Inc. and Credit Suisse First
                                      Boston Corporation (incorporated herein by reference to
                                      Exhibit 4.13 to Viatel's First Quarter 2000 Form 10-Q).
          4.15*                       Registration Rights Agreement, dated as of April 6, 2000,
                                      among Viatel, Inc., Viatel Financing Trust I, Morgan Stanley
                                      & Co. Incorporated, Salomon Smith Barney, Inc. and Banc of
                                      America Securities LLC (incorporated herein by reference to
                                      Exhibit 4.14 to Viatel's First Quarter 2000 Form 10-Q).
          4.16*                       First Supplemental Indenture, dated as of June 19, 2000,
                                      between Viatel, Inc. and The Bank of New York, as trustee
                                      (incorporated herein by reference to Exhibit 4.18 to Viatel,
                                      Inc.'s Registration Statement on Form S-3, Registration No.
                                      333-40692, filed on June 30, 2000 ("Viatel's Trust Preferred
                                      Form S-3")).
          4.17*                       Amendment to Rights Agreement, dated as of February 1, 2000, between Viatel, Inc. and The Bank of New York, as Rights
                                      Agent (incorporated herein by reference to Exhibit 4.16 to
                                      Viatel's Second Quarter 2000 Form 10-Q).
          4.18*                       Amendment No. 2 to Rights Agreement between Viatel, Inc. and
                                      The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.17 to Viatel, Inc.'s Quarterly
                                      Report on Form 10-Q for the quarterly period ended
                                      September 30, 2000, File No. 000-21261, filed November 14,
                                      2000).
          5.1                         Opinion of Kelley Drye & Warren LLP (to be filed by
                                      amendment).
         12.1**                       Ratio of Combined Fixed Charges and Preferred Stock
                                      Dividends to Earnings.
         23.1                         Consent of Kelley Drye & Warren LLP (to be filed by
                                      amendment).
         23.2**                       Consent of KPMG LLP.
         23.3**                       Consent of Arthur Andersen LLP.
         23.4**                       Consent of PricewaterhouseCoopers.
         24**                         Powers of Attorney (included on signature page hereto).

------------------------

*   Incorporated herein by reference.

**  Filed herewith.